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                                                                    EXHIBIT 2.4

22nd June 1998

To:      (1)      Gerard Foo Loke Kiean
                  10 Persiaran Canton Victoria Park
                  30250 Ipoh, Perak
                  Malaysia

         (2)      James Han Kim Guan
                  15 Mimosa Walk
                  Singapore 807862

         (3)      Leong Sau Pan
                  27B Fernhill Road
                  Singapore 259089

         (4)      Foo Khoon Wong
                  7 Jalan Belfield
                  Ipoh, Perak,
                  Malaysia

         (5)      Sae Foo Kitipongse @ Foo Loke Khee
                  869/243 Muang Thong 4
                  Sukumvit 101, Bangkok 10250
                  Thailand

Dear Sirs,

INFOTEL TECHNOLOGIES PTE LTD (the "Company")

1.       We refer to:-

         (a) the Sale and Purchase Agreement (the "Agreement") dated 19th January 1998 entered into by yourselves (together, the "Vendors"), as vendors, and ourselves (the "Purchaser"), as purchaser, relating to the sale and purchase of 500,000 ordinary shares of $1.00 each in the capital of the Company;

         (b) the Supplemental Letter dated 2nd April 1998 addressed by ourselves to yourselves and duly countersigned by yourselves, being an agreement supplemental to the Agreement; and

         (c) the Supplemental Letter dated 22nd April 1998 addressed by ourselves to yourselves and duly countersigned by yourselves, being an agreement supplemental to the Agreement.

         The capitalised terms used in this letter shall have the same meanings ascribed to them in the Agreement.

2. In connection with clause 6(C)(iv) of the Agreement, we hereby agree that we shall on or before 22nd July 1998:-







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         (a)      procure the discharge of Leong Sau Pan and Foo Khoon Wong from the joint and several guarantee (the "IBS Guarantee") executed in favour of International Bank of Singapore Limited ("IBS") as security for the $2,350,000 banking facilities granted by IBS to the Company, and we shall indemnify and keep indemnified Leong Sau Pan and Foo Khoon Wong respectively in respect of all sums payable under such guarantee with effect from the date hereof up to the discharge of the IBS Guarantee; and

         (b) procure the discharge of Leong Sau Pan and Foo Khoon Wong from the joint and several guarantee (the "UOB Guarantee") executed in favour of United Overseas Bank Limited ("UOB") as security for the $2,000,000 banking facilities granted by UOB to the Company, and we shall indemnify and keep indemnified Leong Sau Pan and Foo Khoon Wong respectively in respect of all sums payable under such guarantee with effect from the date hereof up to the discharge of the UOB Guarantee.

3. Until the IBS Guarantee and the UOB Guarantee are discharged, we hereby undertake to you that:-

         (a)      no dividends shall be declared or paid by the Company; and

         (b) the Company's moneys will not be lent to or be applied towards the working capital needs of NHancement Technologies Inc. and the Company's moneys and assets will not be used in contravention of Section 76 of the Companies Act, Chapter 50 of Singapore.

4. If the IBS Guarantee and the UOB Guarantee are not discharged on or before 22nd July 1998, we shall thereafter forthwith pay to Leong Sau Pan and Foo Khoon Wong in equal shares, the aggregate sum of $500,000.00.

Kindly signify your agreement to the foregoing by signing below.

Yours faithfully,

/s/ Esmond T. Goei
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Signed by ESMOND T. GOEI
as President and CEO of and
for and on behalf of
NHANCEMENT TECHNOLOGIES INC.


                      -----------------------------------
                                 ACKNOWLEDGEMENT
                                 ---------------


We hereby agree to the foregoing:-

/s/ Gerard Foo Loke Kiean                   /s/ James Han Kim Guan
-----------------------------------         -----------------------------------
Gerard Foo Loke Kiean                       James Han Kim Guan

/s/ Leong Sau Pan                           /s/ Foo Khoon Wong
-----------------------------------         -----------------------------------
Leong Sau Pan                               Foo Khoon Wong

/s/ Sae Foo Kitipongse
-----------------------------------         -----------------------------------
Sae Foo Kitipongse
@ Foo Loke Khee